Exhibit 10.19

AMENDMENT NUMBER ONE
to the
MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT
dated as of March 25, 2011
between
BARCLAYS BANK PLC
and
NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER ONE (this “Amendment”) is made as of this 29th day of February, 2012, by and between Barclays Bank PLC (“Purchaser” and “Agent”) and Nationstar Mortgage LLC (“Seller”), to that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of March 25, 2011 (as amended by that certain Amendment and Waiver, dated as of February 17, 2012, by and between Purchaser and Seller, and as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between Purchaser and Seller.

WHEREAS, Purchaser, Agent and Seller have agreed to amend the Purchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION1. Amendments. Effective as of February 29, 2012 (the “Effective Date”), the Purchase Agreement is hereby amended as follows:

(a)Section 1 of the Purchase Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following (modified text underlined for review purposes):

“Maturity Date” means February 27, 2013.
(b)    Section 10(m) of the Purchase Agreement is hereby amended by deleting clause “(i)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(i)    Seller's Tangible Net Worth shall at all times exceed $175,000,000;
SECTION 2. Fees and Expenses. Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 21 of the Purchase Agreement. In addition, as condition precedent to the effectiveness of this Amendment, Seller shall have paid to Purchaser the Structuring Fee in an amount equal to $980,000 in accordance with Section 2 of the MRA Pricing Side Letter.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Purchase Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Purchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Purchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Purchase Agreement, any reference in any of such items to the Purchase Agreement being sufficient to refer to the Purchase Agreement as amended hereby.

SECTION 5. Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Seller hereby represents to Purchaser and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, (ii) no default or event of default has occurred and is continuing under the Program Documents, and (iii) no Servicing Termination Event has occurred and is continuing under the Purchase Agreement.

SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
Purchaser and Agent

By: /s/ Ellen V. Kiernan

Name: Ellen V. Kiernan
Title: Director

NATIONSTAR MORTGAGE LLC,
Seller

By:/s/ Gregory A. Oniu

Name: Gregory A. Oniu
Title: Senior Vice President